SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 26, 2002
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                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


       Pennsylvania                    0-10957               23-2215075
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(State or other jurisdiction        (Commission         (I.R.S. Employer
     of incorporation)              File Number)           Ident. No.)


Philadelphia and Reading Avenues, Boyertown, PA          19512
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  (Address of principal executive office)             (Zip Code)


Registrant's telephone number, including area code (610) 367-6001
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.
----------------------

         On June 26, 2002, the Board of Directors of National Penn Bancshares, Inc. authorized the repurchase, from time to time, of up to 1,000,000 shares of its common stock in the open market or in negotiated transactions, including repurchases from National Penn directors and officers, depending upon market conditions, prudent capital management and other factors. No timetable has been set for the repurchases. As of May 31, 2002, National Penn had 19,844,742 shares of common stock outstanding.

         Prior to commencement of the newly authorized stock repurchase program, National Penn will complete its stock repurchase program authorized in July 2001. Approximately 143,300 shares remain to be purchased to complete that 1,000,000 share repurchase program.

         National Penn will use the repurchased shares to fund its dividend reinvestment plan, stock option plans, employee stock purchase plan, and other stock-based benefit plans.

         Forward-Looking Statements
         --------------------------

         Statements made herein concerning the new stock repurchase program are forward-looking statements. Actual results could differ materially due to the following risks and uncertainties-- deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; technological changes; and other risks and uncertainties discussed in National Penn's reports filed from time to time with the Securities and Exchange Commission. National Penn cautions readers not to place undue reliance on these statements. National Penn undertakes no obligation to publicly release or update any of these statements.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NATIONAL PENN BANCSHARES, INC.


                                             By /s/Wayne R. Weidner
                                                --------------------------------
                                                Name:  Wayne R. Weidner
                                                Title:  Chairman, President
                                                        and CEO


Dated:  June 26, 2002